Exhibit 5.2

155 Wellington Street West
Toronto, ON M5V 3J7 Canada

dwpv.com

November 21, 2022

Fortis Inc.
5 Springdale Street, Suite 1100
P.O. Box 8837
St. John’s, Newfoundland and Labrador A1B 3T2

Dear Sirs/Mesdames:

Consent regarding Registration Statement on Form F-10 for Fortis Inc.

We have acted as Canadian counsel to Fortis Inc. (the “Registrant”) in connection with the registration statement on Form F-10 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”).

We acknowledge that we are referred to under the headings “Documents Filed as Part of the Registration Statement” and “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Act, or the rules and regulations promulgated thereunder.

Yours very truly,

(Signed) Davies Ward Phillips & Vineberg LLP